                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2)
[x]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to section 240.14a-11(c) or section
         240.14a-12


                              EXCO RESOURCES, INC.
                (Name of Registrant as Specified in Its Charter)


                              EXCO RESOURCES, INC.
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            ------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

            ------------------------------------------------------------------

         5) Total Fee Paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                                         -------------------------------------
         2)       Form Schedule or Registration Statement No.:
                                                              ----------------
         3)       Filing Party:
                               -----------------------------------------------
         4)       Date Filed:
                             -------------------------------------------------

[LOGO]


EXCO Resources, Inc.



NOTICE OF 1999
ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT




                         ------------------------------
                           PLEASE COMPLETE, SIGN, DATE
                         AND RETURN YOUR PROXY PROMPTLY
                         ------------------------------



                                                 TUESDAY, APRIL 20, 1999
                                                 9:00 A.M.
                                                 ROYAL OAKS COUNTRY CLUB
                                                 7915 GREENVILLE AVENUE
                                                 DALLAS, TEXAS

[LOGO]                 EXCO RESOURCES, INC.
                       5735 Pineland Dr.  o   Suite 235  o  Dallas, Texas 75231
                       (214) 368-2084  o  FAX (214) 368-2087



March 16, 1999



Dear EXCO Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. The meeting will be held at 9:00 a.m. on Tuesday, April 20, 1999, at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person. We have included a map and directions to the meeting site on the back page of this proxy statement.

         o You will find enclosed a Notice of Meeting on Page 1 that identifies the three proposals for your action.

         o At the meeting we will present a report on EXCO's 1998 business results and on other matters of current interest to you.

         o You will find enclosed the 1998 Annual Report, which includes our financial statements.

         Your vote is important. The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then SIGN, DATE AND RETURN THE ENCLOSED PROXY promptly in the envelope provided, so that your shares will be represented at the meeting.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                              Sincerely,



                              Douglas H. Miller
                              Chairman of the Board and Chief Executive Officer

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                               Dallas, Texas 75231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 20, 1999
                                 --------------

         The 1999 Annual Meeting of Shareholders of EXCO Resources, Inc. will be held at 9:00 a.m. on April 20, 1999 at the Royal Oaks Country Club, 7915 Greenville Avenue, Dallas, Texas for the following purposes:

                  (1)      to elect nine directors;

                  (2) to vote on an amendment to the EXCO Resources, Inc. 1998 Stock Option Plan; and

                  (3) to approve the EXCO Resources, Inc. 1998 Director Compensation Plan.

         You must be a shareholder of record at the close of business on March 15, 1999 to be entitled to vote at the annual meeting.

         Your participation in the Company's affairs is important. Officers of the Company will be present to respond to questions from shareholders. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it to the Company promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of future solicitation.

                                           By Order of the Board of Directors,



                                           Richard E. Miller
                                           General Counsel and Secretary

March 16, 1999

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                               Dallas, Texas 75231
                            Telephone: (214) 368-2084

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 20, 1999



                                                                  March 16, 1999

                                  INTRODUCTION


         The Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each of the proposals. You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf.


THIS PROXY SOLICITATION

         There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We will begin sending this notice, proxy statement, and proxy card on March 17, 1999 to all shareholders entitled to vote.

         This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote. It is divided into five sections following this Introduction:

         o        "Voting", page 3.

         o        "Proposals to be Voted Upon", page 4.

         o        "Our Meetings and Committees", page 11.

         o "Certain Relationships Between the Company and Directors, Officers or Shareholders", page 12.

         o        "Executive Compensation", page 15.

         We have supplemented these sections with tables and other information, all of which appears in the appendices beginning on page 19. For your reference, a table showing the performance of the Company's stock over the past four years is included in Appendix A.

         The Company will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained Continental Stock Transfer & Trust Co. to assist in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $1,100, plus reasonable out-of-pocket expenses. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.


THE ANNUAL MEETING

         The annual meeting will be held on Tuesday, April 20, 1999, in Dallas, Texas beginning at 9:00 a.m. A quorum of shareholders is necessary to hold a valid meeting. A majority of the Company's common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist.

         Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so. Abstentions will be counted when tabulating the votes cast on the proposals (other than the election of directors), but broker non-votes will not be counted.

         Representatives of Ernst & Young LLP, the Company's independent auditors, are expected to be present at the annual meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions.


SHAREHOLDER PROPOSALS

         There were no shareholder proposals submitted for the annual meeting. To be considered for presentation at the 2000 Annual Meeting of the Shareholders and to be included in the proxy statement, the Company must receive shareholder proposals at its principal executive offices no later than November 17, 1999. We will consider a shareholder proposal submitted outside Rule 14(a)-8 untimely if we receive the proposal after February 1, 2000.


SHAREHOLDERS

         On March 1, 1999, the Company had 6,687,696 issued and outstanding shares of common stock, held by approximately 2,600 beneficial shareholders, and the closing price for the Company's stock was $7.00. Based on the latest information provided to the Company, Ares Leveraged Investment Fund, L.P. beneficially owns approximately 16% of the Company's outstanding common stock, OCM Principal Opportunities Fund, L.P. beneficially owns approximately 15%, Lord, Abbett & Co. beneficially owns approximately 10%, Douglas H. Miller beneficially owns approximately 7%, and State Street Research & Management Company, Inc. beneficially owns approximately 6%. "Beneficial ownership" means shares over which a person has sole or shared voting or investment power.

         You will find more information regarding the shareholders who own more than 5% of the Company's stock in Appendix B.

         You are entitled to one vote at the annual meeting for each share of the Company's common stock that you owned of record at the close of business on March 15, 1999. The number of shares you own (and may vote) is listed at the top of the back of the enclosed proxy card.

                                     VOTING


HOW TO VOTE YOUR SHARES

         You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete and return the enclosed proxy card.

         The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The board has appointed Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller to serve as the proxies for the annual meeting.

         Your proxy will be valid only if you sign, date and return it before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors and "for" the other two proposals. If any nominee for election to the board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

         You may revoke your proxy at any time before it is exercised by any of the following means:

         o        Notifying the Company's Secretary in writing;

         o        Submitting a later dated proxy; or

         o Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares.


HOW TO VOTE UNDER 401(K) PLANS

         If you are a Company employee participating in the Company's 401(k) plan, then you may be receiving this material because of shares held for you in the plan. In that case, you may use the enclosed proxy card to instruct the plan trustees how to vote those shares. The trustees will vote the shares in accordance with your instructions and the terms of the plan.

         The plan trustees may vote the shares held for you even if you do not direct them how to vote. The trustees will vote any shares for which they do not receive instructions in the same proportion as they vote the shares for which they receive instructions.


WHERE TO FIND VOTING RESULTS

         The Company will publish the voting results in its Quarterly Report on Form 10-Q for the first quarter of 1999, which it will file with the Securities and Exchange Commission in May 1999.

                           PROPOSALS TO BE VOTED UPON


1.       ELECTION OF DIRECTORS

         The first proposal on the agenda for the annual meeting will be the election of nine directors to serve for one-year terms beginning at this annual meeting and expiring at the next annual meeting of shareholders. The nine nominees receiving the greatest number of votes cast will be elected. So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker-non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director. Each nominee is currently serving as one of our directors. On August 18, 1998, Mr. Benjamin was designated by OCM Principal Opportunities, L.P. and Mr. Moore was designated by Ares Leveraged Investment Fund, L.P. to represent them on the Board of Directors. Based on an agreement with the Company, OCM and Ares have the right to designate one board member each as long as they own at least 10% of our stock.

         The Board of Directors has nominated:

         o        Douglas H. Miller
         o        T. W. Eubank
         o        J. Douglas Ramsey
         o        Jeffrey D. Benjamin
         o        Earl E. Ellis
         o        Jeff M. Moore
         o        J. Michael Muckleroy
         o        Boone Pickens
         o        Stephen F. Smith

for re-election as directors. You will find information on their holdings of the Company's stock in Appendix B.

         DOUGLAS H. MILLER, 51, was elected Chairman and Chief Executive Officer of EXCO in December 1997. Mr. Miller was Chairman of the Board and Chief Executive Officer of Coda Energy, Inc., an independent oil and gas company, from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997.

         T. W. EUBANK, 56, was elected President, Treasurer and director of EXCO in December 1997. Mr. Eubank was a consultant to various private companies from February 1996 to December 1997. Mr. Eubank served as President of Coda from March 1985 until February 1996. He was a director of Coda from 1981 until February 1996.

         J. DOUGLAS RAMSEY, PH.D., 38, was elected a Vice President and Chief Financial Officer of EXCO in December 1997. Dr. Ramsey has been a director of EXCO since March 1998. Dr. Ramsey most recently was Financial Planning Manager of Coda and has worked in various capacities for Coda from 1992 until 1997. Dr. Ramsey also teaches finance at Southern Methodist University.

         JEFFREY D. BENJAMIN, 37, has been a director of EXCO since August 1998. He has been Co-Chief Executive Officer of U. S. Bancorp Libra, a division of U.
S. Bancorp Investments, Inc., an investment banking firm since May 1998. From May 1996 to May 1998, Mr. Benjamin was Managing Director at UBS Securities LLC, a securities investment firm. From January 1996 to May 1996, Mr. Benjamin was a Managing Director at Bankers Trust Company, a financial services company. From 1992 to January 1996, Mr. Benjamin was an officer of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which act as general partners of Apollo Advisors, L.P. and Lion Advisors, L.P., respectively. Apollo Advisors, L.P. and Lion Advisors, L.P., act as managing general partners of Apollo Investment Fund, L.P. and AIF II, L.P. respectively, securities investment funds, and a financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Benjamin is also a director of Multigraphics, Inc., which provides equipment, supplies and service to the worldwide graphics markets.

         EARL E. ELLIS, 57, has been a director of EXCO since March 1998. He served as a Director of Coda from 1992 until 1996.

Currently Mr. Ellis serves as a managing partner of the firm of Benjamin Jacobson & Sons, LLC, specialists on the New York Stock Exchange. He has been associated with Benjamin Jacobson & Sons, LLC since 1977.

         JEFF M. MOORE, 39, has been a director of EXCO since August 1998. He is a founding principal of Ares Management L.P. Ares Management L.P. is an institutional investment partnership which was organized in 1997. Prior to founding Ares, Mr. Moore has been a limited partner of Apollo Advisors, L.P. and Lion Advisors, L.P., which act as managing general partners of Apollo Investment Fund, L.P. and AIF II, L.P. respectively, securities investment funds, and a financial advisor to and representative for certain institutional investors with respect to securities investments since 1992. Prior to 1990, Mr. Moore was a Certified Public Accountant at Deloitte & Touche LLP where he specialized in financial instruments and credit analysis.

         J. MICHAEL MUCKLEROY, 68, has been a director of EXCO since March 1998. He is currently an independent oil and gas producer and acts as manager of his family's stock portfolios. Mr. Muckleroy served as President of Houston Natural Gas Liquids from 1984 until the end of 1985. From 1985 until his retirement in 1993, Mr. Muckleroy served as Chairman and Chief Executive Officer of Enron Liquid Fuels.

         BOONE PICKENS, 70, has been a director of EXCO since March 1998. Mr. Pickens is currently the Chairman of BP Capital LLC and Pickens Fuel Corp. He was the founder of Mesa, Inc., an independent oil and natural gas exploration and production company, is a graduate of Oklahoma State University with a B.S. in geology and served as a director of Mesa from its inception. From January 1992 to August 1996, he served as Chairman and Chief Executive Officer of Mesa. Mr. Pickens served as a director of Pioneer Natural Resources Company, the successor to Mesa from August 1997 to December 1998.

         STEPHEN F. SMITH, 57, has been a director of EXCO since March 1998. He was a co-founder in 1996 of Energy Consolidation, Inc., a company engaged in the acquisition of oil and natural gas service companies, and has served as its President since inception. He is also a principal shareholder of the Abbey Group, a consolidator of event production and party equipment rental companies. From 1980 to 1996, Mr. Smith was a co-founder, Executive Vice President and Chief Operating Officer of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP.

         The Board of Directors recommends that you vote FOR the election of Messrs. Miller, Eubank, Ramsey, Benjamin, Ellis, Moore, Muckleroy, Pickens and Smith.


2.       APPROVE AMENDMENT TO 1998 STOCK OPTION PLAN

INTRODUCTION AND SUMMARY

         We are asking for your approval of an amendment to the EXCO Resources, Inc. 1998 Stock Option Plan approved by the shareholders at last year's annual meeting. The 1998 Stock Option Plan was adopted for the following purposes:

         o To attract and retain the services of employees, directors and consultants;

         o To provide employees, directors and consultants a proprietary interest in the Company;

         o        To increase interest in the Company's welfare;

         o        To furnish an incentive for continued service; and

         o To provide a means to recruit persons to enter employment with the Company.

         The two components of the 1998 Stock Option Plan are incentive stock options and non-qualified stock options. The exercise price of all options must be at least the fair market value of the common stock on the day the option is granted. Upon exercising an option, an optionee must pay us the exercise price in cash, check, bank draft, money order, stock or other consideration as determined by the compensation committee. An option may be exercised for a period of no longer than ten years. Any employee or non-employee consultant or director of the Company or its subsidiaries or partnerships is eligible to receive an award under the 1998 Stock Option Plan. The compensation committee, which consists of three outside directors, administers the 1998 Stock Option Plan. The committee and the Board of Directors can adjust, cancel and amend awards or the 1998 Stock Option Plan, subject to certain conditions. The 1998 Stock Option Plan terminates on March 13, 2008.


TAX CONSEQUENCES OF THE PLAN

         The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of options under the plan.

         WITHHOLDING OF FEDERAL TAXES

         The Company must withhold federal taxes at applicable rates for any ordinary income realized by a participant from the exercise of non-qualified stock options granted pursuant to the 1998 Stock Option Plan. A participant must pay us these taxes in cash or common stock or we will not send them a common stock certificate.

         NON-QUALIFIED STOCK OPTIONS

         We will not realize federal income tax consequences when we grant a non-qualified stock option. An optionee (an employee, director or consultant) who receives a non-qualified stock option will not have federal income tax consequences when we grant the option. However, upon exercise of a non-qualified stock option, the optionee will recognize income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         The optionee's tax basis for determining gain or loss upon a sale or exchange of shares received upon exercise will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income.

         INCENTIVE STOCK OPTIONS

         In general, when the committee grants an incentive stock option, under the 1998 Stock Option Plan, the optionee will not recognize income and we will not take a deduction for the grant. When an optionee sells stock received upon exercise of the option provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized form the sale and the exercise price of the option related to the stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Internal Revenue Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition," and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize ordinary income at the time of a disqualifying disposition equal to the amount by which the lesser of:

         o the fair market value of the common stock on the date the incentive stock option is exercised; or

         o        the amount realized on such disqualifying disposition,

exceeds the exercise price.

         Upon a disqualifying disposition, if the fair market value of the common stock on the exercise date of an incentive stock option exceeds this amount realized, then the optionee will recognize a capital gain. Likewise, an optionee will recognize a capital loss to the extent the exercise price exceeds the amount realized on disposition. Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Internal Revenue Code.

         OTHER TAX MATTERS

         If unmatured installments of awards are accelerated as a result of a change of control, any amounts received from the exercise by an optionee of a stock option may be included in determining whether or not the optionee has received an excess parachute payment under Section 280G of the Internal Revenue Code, which could result in:

         o the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise; and

         o        the loss by the Company of a compensation deduction.

         Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%.


REASON FOR AMENDMENT

         Since the adoption of the 1998 Stock Option Plan last year, the Company has expanded its board of directors to add two additional outside directors. Following the addition of the new directors, the board of directors adopted the 1998 Director Compensation Plan subject to shareholder approval at this annual meeting.

         The 1998 Director Compensation Plan provides for the grant of options to the Company's directors subject to the terms of the 1998 Stock Option Plan. Thus, options granted under the 1998 Director Compensation Plan are granted out of shares reserved for issuance under the 1998 Stock Option Plan. With this change in compensation structure, and the relationship between the two compensation plans, we need to amend the 1998 Stock Option Plan to authorize additional shares for issuance under the plan. Additional information regarding options granted to directors, officers, and non-officer employees can be found in Appendix C.

         During 1998, we granted options covering 622,500 shares to our employees, including our executive officers. These options were granted under the 1998 Stock Option Plan. During 1998, the Company also granted options covering 450,000 shares to our directors, including directors who are executive officers. These options, covering the 450,000 shares, were granted under the 1998 Director Compensation Plan subject to the terms of the 1998 Stock Option Plan and subject to your approval. The options have ten year terms and a vesting schedule of 25% immediately and 25% per year for each of the three following years. During 1998, recipients exercised options covering a total of 150,000 shares. Because the number of options granted pursuant to the terms of the 1998 Stock Option Plan exceeds by 72,500 shares the maximum amount approved by shareholders under the 1998 Stock Option Plan, the grant of these excess options and their exercise are subject to your approval. These excess options, which we granted to our employees, include an option for 50,000 shares granted to Charles R. Evans, one of our Vice Presidents. If you do not approve this amendment and the grant and exercise of these excess options, then we will rescind, cancel or reduce our grants of options under the 1998 Stock Option Plan.

         (For more details on the grant of options, refer to the Compensation Committee Report on page 16.)

         The proposed amendment will not alter any features of the 1998 Stock Option Plan as summarized above.


MATERIAL FEATURES OF THE AMENDMENT

         We request shareholder approval to make all changes to the 1998 Stock Option Plan that the Board of Directors and the compensation committee deem necessary, appropriate or desirable to accomplish the amendment as adopted by the Board of Directors and as described below:

         The current 1998 Stock Option Plan authorizes 1,000,000 shares of common stock for option grants. The 1998 Stock Option Plan will be amended to provide for 1,600,000 shares of common stock for grants including for grants of shares and options under the 1998 Director Compensation Plan.

         Any shareholder may obtain a copy of the current 1998 Stock Option Plan by writing to EXCO Resources, Inc., 5735 Pineland Drive, Suite 235, Dallas, TX, 75231, Attention: Corporate Secretary. Requests may also be made by fax to (214) 368-2087.

         The affirmative vote of the majority of the shares present in person or by proxy and entitled to vote is required to approve the amendment. So, if you "abstain" from voting, it has the same effect as if you voted "against" the proposal. If your broker does not vote your shares, such broker non-votes do not count as "shares present." This means a broker non-vote would reduce the number of affirmative votes that are necessary to approve the proposal.

         The Board of Directors recommends that you vote FOR the amendments to the Company's 1998 Stock Option Plan.


3.       APPROVE THE 1998 DIRECTOR COMPENSATION PLAN

GENERAL

         We are seeking your approval of the 1998 Director Compensation Plan. The board of directors adopted on September 15, 1998, the 1998 Director Compensation Plan of EXCO Resources, Inc. subject to your approval at the annual meeting. We are seeking your approval of this plan to secure certain trading protections for our directors under Section 16(b) of the Securities Exchange Act of 1934. Under the 1998 Director Compensation Plan, each director receives:

         o        An annual director fee; and

         o        An automatic grant of stock options.

         The following is a brief summary of the key features of the 1998 Director Compensation Plan. The full text of the 1998 Director Compensation Plan is attached to this proxy statement as Appendix D.


PURPOSE

         The 1998 Director Compensation Plan is intended to attract and retain qualified and competent directors and to stimulate the active interest of directors in the development and financial success of the Company by providing for stock ownership in the Company.


ELIGIBILITY

         The Company currently has nine directors, including three employee-directors, who are eligible to participate in the 1998 Director Compensation Plan.

AWARDS

         The 1998 Director Compensation Plan provides for of an annual director fee payable in four equal quarterly amounts in the amount of $3,750 each. At the individual director's option, the Company pays each quarterly payment in cash, in common stock, or equally divided between cash and common stock.

         Each director also automatically receives an option to purchase 50,000 shares of common stock on the date the director is initially elected or appointed a director of the Company. In the case of the current directors, the option to purchase the 50,000 shares was granted to the directors (subject to shareholder approval at this meeting) on September 15, 1998 when the board of directors approved the 1998 Director Compensation Plan. The director option vests in four equal amounts of 12,500 shares per year over four years, however, no shares subject to the option will vest in any fiscal year in which a director attends less than 75% of the board meetings held during that fiscal year. Messrs. D.H. Miller, Eubank, Ramsey and Ellis, four of our directors have exercised a portion of their options for 12,500 shares each of our common stock at $6.00 per share. Upon your approval of the 1998 Director Compensation Plan, you will be ratifying the prior grants and exercises under the plan. If you do not approve the plan and ratify our actions we will rescind, cancel or reduce the exercise and grants. The options that the Company grants pursuant to the terms of 1998 Director Compensation Plan are issued pursuant to the EXCO Resources, Inc. 1998 Stock Option Plan and are subject to all of the terms and provisions of the stock option plan. If a conflict exists between the two plans, then the provisions of the 1998 Stock Option Plan will govern and the provision of the 1998 Director Compensation Plan will be disregarded. The key terms of the 1998 Stock Option Plan applicable to the 1998 Director Compensation Plan are the following:

         o The exercise price of the options must not be less than 100% of the fair market value of the stock on the date of grant;

         o The options will expire no later than 10 years from the date of grant; and

         o The board of directors and the compensation committee are authorized to amend the 1998 Stock Option Plan except for certain material amendments which require shareholder approval.


TAX CONSEQUENCES OF THE PLAN

         The following is a brief summary of the principal Federal income tax consequences of the payment of director fees and the grant and exercise of options under the plan.

         O        DIRECTOR FEES

         The amount of the annual director fee received in cash and as common stock will be taxable upon receipt. The common stock will be valued at its fair market value on the date of receipt.

         O        OPTIONS

         WITHHOLDING OF FEDERAL TAXES

         The Company must withhold federal taxes at applicable rates for any ordinary income realized by a participant from the exercise of non-qualified stock options granted pursuant to the 1998 Director Compensation Plan. A participant must pay us these taxes in cash or common stock or we will not send them a common stock certificate.

         NON-QUALIFIED STOCK OPTIONS

         We will not realize federal income tax consequences when we grant a non-qualified stock option. An optionee (an employee, director or consultant) who receives a non-qualified stock option will not have federal income tax consequences when we grant the option. However, upon exercise of a non-qualified stock option, the optionee will recognize income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         The optionee's tax basis for determining gain or loss upon a sale or exchange of shares received upon exercise will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income.


         INCENTIVE STOCK OPTIONS

         In general, when the committee grants an incentive stock option, under the 1998 Director Compensation Plan, the optionee will not recognize income and we will not take a deduction for the grant. When an optionee sells stock received upon exercise of the option provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized from the sale and the exercise price of the option related to the stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise. Short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Internal Revenue Code are not satisfied, the sale of stock received when exercise of an incentive stock option is treated as a "disqualifying disposition," and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize ordinary income at the time of a disqualifying disposition equal to the amount by which the lesser of:

         o the fair market value of the common stock on the date the incentive stock option is exercised; or

         o        the amount realized on such disqualifying disposition,

exceeds the exercise price.

         Upon a disqualifying disposition, if the fair market value of the common stock on the exercise date of an incentive stock option exceeds this amount realized, then the optionee will recognize a capital gain. Likewise, an optionee will recognize a capital loss to the extent the exercise price exceeds the amount realized on disposition. Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Internal Revenue Code.

         OTHER TAX MATTERS

         If unmatured installments of awards are accelerated as a result of a change of control, any amounts received from the exercise by an optionee of a stock option may be included in determining whether or not the optionee has received an "excess parachute payment under Section 280G of the Internal Revenue Code, which could result in:

         o the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise; and

         o        the loss by the Company of a compensation deduction.

         Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%.


APPROVAL

         A majority vote of the shares present in person or by proxy and entitled to vote is required to approve the 1998 Director Compensation Plan of EXCO Resources, Inc. and to ratify the prior grants and exercises under the plan. So, if you "abstain" from voting, it has the same effect as if you voted "against" the proposal. If your broker does not vote your shares, such broker non-votes do not count as "shares present." This means a broker non-vote would reduce the number of affirmative votes that are necessary to approve this proposal.


         The Board of Directors recommends that you vote FOR the Company's 1998 Director Compensation Plan.


OUR INDEPENDENT AUDITORS

         Ernst & Young LLP served as our independent auditors for fiscal 1997 and 1998 and no relationship exists other than the usual relationship between independent auditor and client. The audit committee recommended to the board that Ernst & Young be reappointed for fiscal year 1999, and the board has reappointed Ernst & Young.

         On January 14, 1998, we dismissed Belew Averitt, LLP as our certifying accountant and on January 14, 1998, we retained Ernst & Young as our certifying accountant. Belew's reports on the Company's consolidated financial statements for the fiscal year ended December 31, 1996 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The decision to engage Ernst & Young and to dismiss Belew was approved by the board of directors. In connection with the audits of the financial statements of the Company for the fiscal year ended December 31, 1996, there were no disagreements with Belew on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Belew, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

         A representative of Ernst & Young will attend the annual meeting to answer your questions.


OTHER MATTERS

         Neither the Company nor its directors intend to bring before the annual meeting any matters other than the election of the nine directors, the amendment of the stock option plan and the approval of the director compensation plan. Also, we have no present knowledge that any other matters will be presented by others for action at the meeting.


                          OUR MEETINGS AND COMMITTEES

         During 1998, the board of directors held 10 meetings and took action by written consent 2 times.

         The board of directors now has a standing audit committee, consisting of Earl E. Ellis, Jeff M. Moore and Stephen F. Smith (all outside directors). During 1998, the audit committee was established and held its first meeting on March 9, 1999. The audit committee held no meetings in 1998. The duties of the audit committee are generally:

         o To recommend to the board, independent auditors to audit annually the Company's books and records;

         o To review the activities and the reports of the Company's independent auditors; and

         o        To report the results of its review to the board.

The audit committee also periodically reviews the activities of the Company's internal audit staff and the adequacy of the Company's internal controls.

         The board also now has a standing compensation committee, consisting of Jeffrey D. Benjamin, J. Michael Muckleroy and Boone Pickens (all outside directors). During 1998, the compensation committee was established and held one meeting in 1998. The duties of the compensation committee are generally:

         o To recommend to the board the remuneration arrangements for senior management and directors;

         o To recommend to the board compensation plans in which officers or directors are eligible to participate;

         o        To grant awards under the Company's stock option plan; and

         o If approved by the shareholders, to administer the director compensation plan.

         The Company has no nominating committee. The board of directors as a whole oversees the nominating function. If you desire to nominate a director you should forward your nomination to the Company's Secretary.

         All directors attended at least 75% of both their board and committee meetings.


DIRECTOR COMPENSATION

         All directors of the Company receive directors' fees of $15,000 per year, payable quarterly, which all directors have elected as of July 1, 1998, to take in common stock of the Company. Each director also receives an option to purchase 50,000 shares of common stock when the director is initially elected or appointed to the Board. In addition, the Company reimburses its directors for expenses, including travel, they incur in connection with attending board or committee meetings.


                 CERTAIN RELATIONSHIPS BETWEEN THE COMPANY AND
                      DIRECTORS, OFFICERS OR SHAREHOLDERS

         J. DOUGLAS RAMSEY. Dr. Ramsey, a director and executive officer, received a loan in the form of a promissory note from the Company for $150,000 on September 15, 1998 which remains outstanding as of March 15, 1999. The loan is secured by $150,000 worth of Dr. Ramsey's common stock in the Company. The Company loaned the money to Dr. Ramsey in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Dr. Ramsey is obligated to pay the Company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

         DOUGLAS H. MILLER. Mr. D. H. Miller, a director and executive officer, received a loan in the form of a promissory note from the Company for $450,000 on September 15, 1998 which remains outstanding as of March 15, 1999. The loan is secured by a pledge of $450,000 worth of Mr. Miller's common stock in the Company. The Company loaned the money to Mr. Miller in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Miller is obligated to pay the Company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

         T. W. EUBANK. Mr. Eubank, a director and executive officer, received a loan in the form of a promissory note from the Company for $225,000 on September 15, 1998 which remains outstanding as of March 15, 1999. The loan is secured by a pledge of $225,000 worth of Mr. Eubank's common stock in the Company. The Company loaned the money to Mr. Eubank in order to enable him to exercise options granted to him under the 1998 Stock Option Plan. Mr. Eubank is obligated to pay the Company accrued interest at the lower of either 6.8125% or the maximum nonusurious annual interest rate allowed under Texas law. The accrued interest must be paid annually on the anniversary of the loan date. The unpaid principal balance of the loan is due and payable on September 15, 2001.

         J. MICHAEL MUCKLEROY. Mr. Muckleroy, a director, owns working, royalty, and overriding royalty interests in some wells operated by us. Mr. Muckleroy does not receive payments in excess of $60,000 per year from these interests. During 1998, we purchased some of Mr. Muckleroy's working interests for 6,250 shares of our stock, valued at $6.00 per share, or an aggregate value of $37,500. When we purchased these working interests, we applied the same standard valuation techniques and rate of return requirements we use for transactions with non-related parties.

         RICHARD E. MILLER. Mr. R. E. Miller, Secretary and General Counsel of the Company owns working and royalty interests in some wells operated by us. Mr.
R. E. Miller does not receive payments in excess of $60,000 per year from these interests.


         OCM PRINCIPAL OPPORTUNITIES FUND, L.P.

         On October 9, 1998, we formed a $50,000,000 joint venture with OCM Principal Opportunities Fund, L.P. to acquire oil and gas related assets and securities. We are required to contribute 5% of any capital expenditures. At December 31, 1998, the joint venture had invested $6.8 million in debt securities. We have contributed $341,000 to the total investment. A board of managers comprised of two representatives from OCM and one representative from the Company makes all investment and acquisition decisions for the joint venture.


         ARES MANAGEMENT, L.P. AND OAKTREE CAPITAL MANAGEMENT, LLC.

         On July 16, 1998, we commenced a rights offering to our existing shareholders. Each shareholder received ten rights for each share of our common stock held. Each right entitled the shareholder to purchase one share of common stock for $6.00 per share. We also executed agreements with Ares Leveraged Investment Fund, L.P. and OCM Principal Opportunities Fund, L.P. to act as standby purchasers. Subject to conditions, these standby purchasers agreed to purchase up to 2,835,000 shares of our common stock not purchased by the existing shareholders in the rights offering. On August 12, 1998, the rights offering expired. On August 13, 1998, pursuant to the standby purchase agreements, Ares Management, L.P. and Oaktree Capital Management, LLC on behalf of OCM Principal Opportunities, L.P. purchased an aggregate of 2,112,491 shares of our common stock also at $6.00 per share. Prior to the rights offering, control of the Company effectively rested in the hands of three directors, Douglas H. Miller, who owned 34.8% of our voting securities prior to the rights offering, T. W. Eubank, who owned 8.4% of our voting securities prior to the rights offering, and Earl E. Ellis, who owned 8.4% of our voting securities prior to the rights offering. The rights offering and the purchase by the standby purchasers resulted in an effective change of control of the Company as the share ownership of our management was diluted. Mr. D. H. Miller currently beneficially owns approximately 7.1% of our voting securities (including shares purchased pursuant to the rights offering). Mr. Eubank currently beneficially owns approximately 1.4% of our voting securities (including shares purchased pursuant to the rights offering). Mr. Ellis currently beneficially owns approximately 1.7% of our voting securities (including shares purchased pursuant to the rights offering).

         Pursuant to a standby purchase agreement, Ares purchased 1,112,491 shares of common stock. Ares currently owns approximately 16.3% of our voting securities. Oaktree purchased 1,000,000 shares of common stock pursuant to a standby purchase agreement. Oaktree currently owns approximately 14.7% of our voting securities.

         Furthermore, as a condition to the standby purchase, we granted both Ares and OCM the right to nominate one person to serve on our board of directors. Messrs. Jeff M. Moore and Jeffrey D. Benjamin, representatives of Ares and OCM, respectively, are currently directors and they have been renominated for election at this annual meeting.

         The rights offering resulted in the sale of 5,943,360 shares of the Company's common stock at $6.00 per share for total gross proceeds to the Company in the amount of approximately $35.7 million (net $35.2 million). For more information regarding the share ownership of directors and officers please review Appendix B.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of the Company's stock to file reports with the Securities and Exchange Commission and to provide copies to us of ownership and changes in ownership. The SEC regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. Based upon a review of our records, we believe that all the 1998 filing requirements were met.

                             EXECUTIVE COMPENSATION


         This section provides summary information regarding the compensation of Douglas H. Miller, Chairman, and the four most highly compensated officers other than Mr. D. H. Miller: T. W. Eubank, President; J. Douglas Ramsey, Chief Financial Officer; Richard E. Miller, General Counsel; and Charles R. Evans, Vice President.

         This section also includes a report of the Board's Compensation Committee (see page 16), which discusses the general compensation principles used by the committee, as well as the specific factors used to determine Mr. D.
H. Miller's and Mr. Eubank's compensation.

         You will find additional information regarding executive officers' salaries, bonuses, options and other compensation in Appendix E.


SALARY AND BONUS

         Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans had their salaries reviewed and established in 1998. This is consistent with the Company's compensation principles for executive officers (which is described in more detail in the Compensation Committee's Report).

         In 1998, Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans received bonuses of approximately 10% of their 1998 gross salaries.


STOCK OPTIONS

         The Company awarded 500,000 options to these executive officers in 1998.


OTHER COMPENSATION AND BENEFITS

         This group of executive officers receives medical, group life insurance and other benefits (including matching contributions under the Company's 401(k) plans) that are available generally to all of the Company's salaried employees.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, which was established in 1998, has oversight over the Company's executive compensation program and approves the base salaries and incentive bonuses of the senior executive officers. For 1998 and for purposes of this report, the compensation committee was composed of J. Michael Muckleroy and Boone Pickens.


           EXECUTIVE COMPENSATION -- PHILOSOPHY AND PROGRAM COMPONENTS

         The Company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the Company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock incentives. Stock options are made available to key employees under the EXCO Resources, Inc. 1998 Stock Option Plan. Executives also participate in certain benefit plans available to all salaried employees. The Company believes that a significant portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a substantial portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another important risk-related compensation element. The Company believes that employee ownership of the Company's stock is one of the most effective ways to align employee and shareholder interests in the mutual goal of creating value for our shareholders. During 1998, the committee directed management to submit a proposal to establish guidelines for recommended stock ownership for key members of management.


BASE SALARY

         In 1998, base salaries for senior executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other things, the individual's initiative, contributions to the Company's overall performance, managerial ability and handling of special projects. These same factors are applied by the Chairman and President, with the assistance of the senior executive officers to establish base salaries for other key management employees. Base salaries for senior executives generally are reviewed periodically for possible adjustment, but are not necessarily changed that often. The committee also uses industry comparisons to ensure that the base salaries of the senior executive officers remain competitive in keeping with the objective of retaining key members of management.


BONUS

         In early 1998, the committee approved a bonus for key employees based on the Company's progress during the 1998 calendar year. The compensation committee reviewed the 1998 bonus awards to the employees which were recommended by the Chairman and the President and the committee approved them without change.

STOCK OPTION PLAN AWARDS

         In March 1998, the Company adopted the 1998 Stock Option Plan. The stated purpose of the stock option plan is to provide financial incentives to selected employees of the Company and its subsidiaries to promote long-term growth and financial success of the Company by:

         o        attracting and retaining employees of outstanding ability;

         o strengthening the Company's capability to develop, maintain and direct a competent management team;

         o providing an effective means for selected employees to acquire an ownership interest in the Company;

         o motivating key employees to achieve long-range performance goals and objectives; and

         o providing incentive compensation competitive with other similar companies.

The compensation committee administers the stock option plan and makes grants under this plan, except that the full board of directors makes grants to senior executive officers who are also directors. All grants under the stock option plan are approved by a majority of the members of the committee or the board of directors, as the case may be, who are "disinterested persons" as that term is used in Rule 16b-3 of the Securities and Exchange Commission. Awards under the stock option plan can consist of incentive stock options and non-qualified stock options.

         We granted options covering 622,500 shares to employees, including executive officers, under the 1998 Stock Option Plan. As provided in the 1998 Director Compensation Plan, options covering 450,000 shares were granted to directors, including directors who are executive officers, under the 1998 Stock Option Plan. Recipients exercised options covering a total of 150,000 shares in 1998.

         At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the senior executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life, and health insurance benefit plans available to all salaried employees. Other than with respect to common stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to Company performance.


CHIEF EXECUTIVE OFFICER COMPENSATION

         For fiscal year 1998, a bonus was paid to Mr. D. H. Miller. As with all senior executive officers, Mr. Miller's bonus compensation is linked to individual performance and the Company's profitability.

                                    By the Compensation Committee:

                                    J. Michael Muckleroy
                                    Boone Pickens


                                    By Order of the Board of Directors,


                                    Douglas H. Miller
                                    Chairman of the Board and Chief Executive
                                    Officer


March 16, 1999

                         APPENDIX A -- PERFORMANCE GRAPH

         The following graph compares the cumulative total return (what $100 invested in 1994 would be worth today) on the Company's common stock with the cumulative total return on the S&P 500 Index and the SIC Code Index for crude petroleum and natural gas stocks. The comparisons in this table are required by the Securities and Exchange Commission and are not a forecast of future performance of the common stock or the referenced indexes. The Company has not prepared a comparison for 1993 because the Company's common stock was so thinly traded.


          [A GRAPH PLOTTING PERFORMANCE DATA BELOW IS INSERTED HERE]



                         1994     1995    1996    1997    1998
                        ------   ------  ------  ------  ------
EXCO Resources, Inc.    100.00    83.36  146.67  166.67  386.67
SIC Code Index          100.00   109.98  146.24  148.22  118.73
S&P 500 Index           100.00   137.58  169.17  225.61  290.09

                           APPENDIX B -- SHAREHOLDERS


         This Appendix B contains shareholder information for persons known to the Company to be large shareholders (5% or more), directors, or executive officers of the Company.

         Ownership of the Company's common stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

         In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him. Shares shown as beneficially owned by the Company's executive officers include shares that they have the right to acquire by exercising options on or before April 30, 1999. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of the Company's common stock outstanding on March 1, 1999 (6,687,696 shares), plus shares that can be acquired by exercising options on or before April 30, 1999 (118,125 shares).


CERTAIN SHAREHOLDERS

         The following table shows the beneficial ownership of the Company's common stock as of March 1, 1999, for persons known to the Company to own five percent or more of the Company's common stock.


                                                                                          SHARES
                                                                                    BENEFICIALLY OWNED
                                                                                    ------------------
                  NAMES AND ADDRESS                                            NUMBER                 PERCENT
                  -----------------                                            ------                 -------

Ares Leveraged Investment Fund, L.P. ..................................       1,112,491               16.3%
1999 Avenue of the Stars, #1900
Los Angeles, California 90067

OCM Principal Opportunities Fund, L.P..................................       1,000,000               14.7%
c/o  Oaktree Capital Management, LLC
333 South Grand Avenue, 28th Floor
Los Angeles, California 90071

Lord, Abbett & Co......................................................         667,000                9.8%
767 Fifth Avenue
New York, New York 10153

Douglas H. Miller......................................................         481,712                7.1%
c/o  EXCO Resources, Inc.
5735 Pineland Drive, Suite 235
Dallas, Texas 75231

Metropolitan Life Insurance Company....................................         400,000                5.9%
State Street Research & Management Company, Inc.
One Madison Avenue
New York, New York 10010

DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains stockholder information for the nominees for election as directors, and the Company's executive officers.


                                                                              SHARES OF
                                                                             COMMON STOCK
                                                                          BENEFICIALLY OWNED
                                                                          ------------------
                              NAME                                      NUMBER          PERCENT
                              ----                                      ------          -------
Douglas H. Miller  (2) ..........................................       481,712           7.1%
T. W. Eubank ....................................................        96,800           1.4%
J. Douglas Ramsey ...............................................        35,000            (1)
Jeffrey D. Benjamin (3) (7) .....................................        62,500            (1)
Earl E. Ellis ...................................................       112,500           1.7%
Jeff M. Moore (4) (7) ...........................................        27,500            (1)
J. Michael Muckleroy  (5) (7) ...................................        68,750           1.0%
Boone Pickens (7) ...............................................        67,700           1.0%
Stephen F. Smith (7) ............................................        60,800            (1)
Charles R. Evans (6) (8) ........................................        13,309            (1)
John D. Jacobi  (8) .............................................        40,000            (1)
Daniel A. Johnson (8) ...........................................        39,000            (1)
Richard E. Miller (8) ...........................................        12,500            (1)

All directors and executive officers as a group (13 persons) ....     1,118,071          16.4%

------------------------------------


(1)      Less than 1%.

(2) Does not include 16,500 shares owned by The Miller Children's Trust of which Mr. D.H. Miller is neither the trustee nor the beneficiary.

(3) Excludes 1,000,000 shares held by OCM Principal Opportunities Fund, L.P. of which shares he disclaims beneficial ownership.

(4) Excludes 1,112,491 shares held by Ares Leveraged Investment Fund, L.P. for which he is principal of Ares Management, Inc., its owner, and of which shares he disclaims beneficial ownership.

(5) Includes 50,000 shares held by Paine Webber, Inc. Cust FBO Richard Sinz Marital Trust and Paine Webber, Inc., Cust FBO Dorothy Sinz, for both of which Mr. Muckleroy is trustee.

(6)      Includes 200 shares held by Mr. Evans as custodian for his children.

(7) Includes 12,500 shares currently exercisable but subject to shareholder approval under the 1998 Director Compensation Plan.

(8)      Includes 12,500 shares currently exercisable under the 1998 Stock
         Option Plan.

         The following is a brief description of the business background of Messrs. Evans, Jacobi, Johnson and R. E. Miller. For the business background of our directors, including those directors who are also executive officers, see
Section 1 - Election of Directors.

         CHARLES R. EVANS, 45, joined the Company in February 1998 and became a Vice President in March 1998. Mr. Evans graduated from Oklahoma University with a B.S. degree in Petroleum Engineering in 1976. After working for Sun Oil Co., he joined TXO Production Corp. in 1979 and was elected Vice President of Engineering and Evaluation in 1989 and Vice President of Engineering and

Project Development for Delhi Gas Pipeline Corporation, a natural gas gathering, processing and marketing company, in 1990. Mr. Evans most recently was Director-Environmental Affairs and Safety for Delhi until December 1997.

         JOHN D. JACOBI, 44, became a Vice President of EXCO in February 1999. Mr. Jacobi received his B.S. degree from West Texas State University. He founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer, in 1991 and was its President until January 1997. He then served as its Vice President and Treasurer until May 8, 1998, when the company was sold to EXCO.

         DANIEL A. JOHNSON, 47, became a Vice President of EXCO in February 1999. Mr. Johnson graduated from Texas A&M University with a B.S. degree in Petroleum Engineering. In 1991, he founded Jacobi-Johnson Energy, Inc., an independent oil and natural gas producer. He served as its President from January 1997 until the company was sold to EXCO on May 8, 1998.

         RICHARD E. MILLER, 44, became General Counsel and General Land Manager and was elected Secretary of EXCO in December 1997. Mr. Miller was a senior partner and head of the Energy Section of Gardere & Wynne, L.L.P., a Dallas based law firm, from December 1991 to September 1994. Mr. Miller practiced law as a sole practitioner from September 1994 to December 1997.

                 APPENDIX C - DIRECTOR, OFFICER, AND NON-OFFICER
                             EMPLOYEE OPTION GRANTS


NEW PLAN BENEFITS AND OPTION GRANTS IN FISCAL 1998

         The following table shows the number of shares covered by all options granted, whether exercisable or non-exercisable, to directors (who are all nominees), officers and non-officer employees, during the fiscal year 1998. These options were granted pursuant to the terms of the 1998 Stock Option Plan and the 1998 Director Compensation Plan. As of March 1, 1999 there were no additional option grants pending or being considered under either plan.


                                                                                      WEIGHTED
                                                                         TOTAL        AVERAGE
                                                                         OPTIONS        PRICE
                  NAME AND PRINCIPAL POSITION                            GRANTED      PER SHARE
                  ---------------------------                            -------      ---------

Douglas H. Miller.................................................       300,000      $    6.00
Chairman and Chief Executive Officer

T. W. Eubank......................................................       150,000      $    6.00
Director, President and Treasurer

J. Douglas Ramsey.................................................       100,000      $    6.00
Director, Vice President and Chief Financial Officer

Jeffrey D. Benjamin...............................................        50,000      $    6.00
Director

Earl E. Ellis.....................................................        50,000      $    6.00
Director

Jeff M. Moore.....................................................        50,000      $    6.00
Director

J. Michael Muckleroy .............................................        50,000      $    6.00
Director

Boone Pickens.....................................................        50,000      $    6.00
Director

Stephen F. Smith..................................................        50,000      $    6.00
Director

Charles R. Evans.................................................         50,000      $    6.00
Vice President

John D. Jacobi ...................................................        50,000      $    6.00
Vice President

Daniel A. Johnson.................................................        50,000      $    6.00
Vice President

Richard E. Miller.................................................        50,000      $    6.00
Secretary and General Counsel

All executive officers as a group (7 persons)                            750,000      $    6.00

All outside directors as a group (6 persons)                             300,000      $    6.00

All non-executive officer employees as a group (6 persons)                22,500      $    6.00

                                   APPENDIX D

                              EXCO RESOURCES, INC.
                         1998 DIRECTOR COMPENSATION PLAN


1. Purpose. The purpose of this plan is to attract and retain to EXCO Resources, Inc., a Texas corporation (the "Company"), qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent and of stimulating the active interest of these persons in the development and financial success of the Company by providing for stock ownership in the Company by such persons.

2. Definitions. Except as otherwise stated, all capitalized terms herein shall have the meaning to such terms in the EXCO Resources, Inc. 1998 Stock Option Plan, as adopted at the Annual Meeting of the Shareholders of the Company held on March 31, 1998. In addition, the following terms shall have the meaning indicated:

         (a) "Annual Director Fee" shall mean an annual fee of $15,000 payable in four (4) equal quarterly amounts to each Director on the first business day following the end of each fiscal quarter beginning with the fiscal quarter ended June 30, 1998 (collectively, such four (4) business days being the "Quarterly Payment Dates"), which may be paid in cash or in Common Stock of the Company.

         (b)      "Director" shall mean a member of the Board.

         (c) "Option" (when capitalized) shall mean any stock option granted under Section 5 of this Plan.

         (d)      "Quarterly Payment Dates" shall have the meaning set forth in
                  Section 2(a).

         (e)      "Share(s)" shall mean a share or shares of the Common Stock.

3. Options. Options issued pursuant to this Director's Plan are also issued pursuant to the EXCO Resources, Inc. 1998 Stock Option Plan (the "Plan") and are subject to all of the terms and provisions thereof. If there is a conflict between the terms of this Director's Plan and the Plan, the terms of the Plan shall be given effect and the conflicting provisions hereof shall be disregarded. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, such Shares shall thereafter be available for the payment of the Common Stock component of the Annual Director Fee and for the granting of Options hereunder.

4. Annual Director Fee. On each of the Quarterly Payment Dates each Director shall at the option of such Director (to be made once per year) receive either (a) $3,750 in cash; (b) common stock of the Company with a fair market value of $3,750; or (c) $1,875 cash and common stock of the Company with a fair market value of $1,875. For purposes of payment of the Common Stock component of the Annual Director Fee, the value of the Common Stock will be the Fair Market Value of the Common Stock on the first business day following the end of each fiscal quarter.

5.       Automatic Grant of Options:

         (a) An Option to purchase FIFTY THOUSAND (50,000) Shares of the Common Stock shall automatically be granted to each Director on a nondiscriminatory basis on the date such Director is initially elected or appointed a Director of the Company, or, in the case of current Directors, upon the adoption of this plan by the Board of Directors.

         (b)      Options automatically granted to Directors pursuant to this
                  Section 5 shall be in addition to the Annual Director Fee or any other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

         (c) An Option shall vest in four (4) equal amounts of 12,500 Shares per year over four (4) years, provided that no Shares subject to a Director's Option shall vest in any fiscal year in which the Director attends less than seventy-five percent (75%) of the Board meetings held for that fiscal year. Failure to attend the requisite number of meetings during a given year will cause a forfeiture of the 12,500 Shares subject to the Option that were eligible to vest in that year. In the event a Director ceases to serve as such for any reason, the unvested Shares subject to the Option will not accelerate, and the Option shall only be exercisable for the number of Shares that vested prior to the Director ceasing to serve as a Director.

         (d)      Except for the automatic grants of Options under subparagraph
                  (a) of this Section 5 and the issuance of Shares of Common Stock to Directors under Section 4 above, no Options or Shares shall otherwise be granted hereunder, and the Board shall not have any discretion with respect to the grant of Options or issuance of Shares of Common Stock within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule.

                       APPENDIX E - EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table provides compensation information for the fiscal year 1998 for the Company's Chief Executive Officer, Douglas H. Miller, and the four most highly compensated executive officers other than Mr. D. H. Miller: T.
W. Eubank, J. Douglas Ramsey, Richard E. Miller and Charles R. Evans. Please note that the Company's executive management changed at the end of fiscal 1997 and that none of the current officers served as officers prior to December 1997.


                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                               ANNUAL COMPENSATION                    AWARDS
                                                ------------------------------------------------   ------------

                                                                                      OTHER         SECURITIES
                                           FISCAL                                     ANNUAL        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR        SALARY         BONUS        COMPENSATION       OPTIONS     COMPENSATION
---------------------------               -------     --------       -------      --------------   ------------   ------------
                                                       ($) (1)         ($)             ($)           (#) (2)          ($)

Douglas H. Miller ...............           1998    $   103,562    $    10,000     $         0        250,000       $        0
Chairman and
  Chief Executive Officer

T. W. Eubank ....................           1998    $   103,562    $    10,000     $         0        100,000       $        0
President and Treasurer

J. Douglas Ramsey ...............           1998    $   100,000    $    10,000     $         0         50,000       $        0
Vice President and
  Chief Financial Officer

Richard E. Miller ...............           1998    $   100,000    $    10,000     $         0         50,000       $        0
Secretary and General Counsel

Charles R. Evans ................           1998    $    84,872    $     8,520     $         0         50,000       $        0
Vice President
------------------------------------------------------------------------------------------------------------------------------

(1) Includes $3,562 each for services rendered and not paid in 1997 to Messrs. D. H. Miller and Eubank. Their salaries for 1998 were $100,000.

(2) Does not include options granted to Messrs. D. H. Miller, Eubank and Ramsey under the 1998 Director Compensation Plan.


         The compensation described in this table does not include medical, group life insurance or other benefits that are available generally to all of the Company's salaried employees. It also does not include certain perquisites and other personal benefits, securities or property received by these executive officers, not material in amount.

         The "Salary" column includes salary reduction elections made under the Company's 401(k) plan for salaried employees. The "Other Annual Compensation" column includes premiums paid by the Company for Company-provided life insurance. The "All Other Compensation" column includes the Company's matching contributions under the Company's 401(k) plan.

OPTION GRANTS IN FISCAL 1998

                                                                    INDIVIDUAL GRANTS (1)
                                     ------------------------------------------------------------------------------------

                                      NUMBER OF       % OF TOTAL
                                     SECURITIES         OPTIONS
                                     UNDERLYING        GRANTED TO          EXERCISE                          GRANT DATE
                                       OPTIONS        EMPLOYEES IN           PRICE         EXPIRATION          PRESENT
            NAME                       GRANTED         FISCAL YEAR         PER SHARE          DATE           VALUE  (2)
            ----                     ----------       ------------         ---------       ----------       ------------

Douglas H. Miller...............       300,000             28%              $  6.00         03/13/08        $    762,000
T. W. Eubank....................       150,000             14%              $  6.00         03/13/08        $    381,000
J. Douglas Ramsey...............       100,000              9%              $  6.00         03/13/08        $    254,000
Richard E. Miller...............        50,000              5%              $  6.00         03/13/08        $    127,000
Charles R. Evans................        50,000              5%              $  6.00         03/13/08        $    127,000


(1) These options were granted on September 15, 1998, and become exercisable for 25% of the shares on September 15, 1998, 25% on September 15, 1999, 25% on September 15, 2000, and 25% on September 15, 2001. If a change in control of the Company occurs, the options become exercisable in full.

(2) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the 10-year option term. The following assumptions were used to calculate the Black-Scholes value:

         Fair market value of stock
           at date of grant               =    $6.00

         Option exercise price            =    $6.00

         Option term                      =    10 years

         Risk-free rate of return         =    Based on 10-year U.S. Treasury
                                               Notes

         Company stock volatility         =    Based on prior 20 month stock
                                               prices

         Company dividend yield           =    0%

         Calculated Black-Scholes Value   =    $2.54 per option

There is no assurance that the value received by the named executive officers or the Company's shareholders will be at or near the estimated value derived by the Black-Scholes model.

OPTION VALUES AT FISCAL YEAR END

         The following table shows the number of shares covered by both exercisable and non-exercisable stock options held by Messrs. D. H. Miller, Eubank, Ramsey, R. E. Miller and Evans as of December 31, 1998. This table also shows the value on that date of their "in-the-money" options, which is the positive spread, if any, between the exercise price of existing stock options and $7.25 per share (the closing market price of the common stock on December 31, 1998). In 1998, 75,000 options were exercised by Mr. D. H. Miller, 37,500 options were exercised by Mr. Eubank, and 25,000 options were exercised by Dr. Ramsey.


                                      SHARES
                                     ACQUIRED                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                        ON          VALUE         UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                     EXERCISE     REALIZED      OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END
                                     --------     --------      --------------------------     ----------------------------
                                       (#)           ($)                    (#)                             ($)

              NAME                                              UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE    EXERCISABLE
              ----                                              -------------  -----------     -------------    -----------
Douglas H. Miller................     75,000      $     0                  0       225,000     $           0    $   281,250
T. W. Eubank.....................     37,500      $     0                  0       112,500     $           0    $   140,625
J. Douglas Ramsey................     25,000      $     0                  0        75,000     $           0    $    93,750
Richard E. Miller................          0      $     0             12,500        37,500     $      15,625    $    46,875
Charles R. Evans.................          0      $     0             12,500        37,500     $      15,625    $    46,875

                      EXCO'S ANNUAL MEETING OF SHAREHOLDERS

                             ROYAL OAKS COUNTRY CLUB
                             7915 GREENVILLE AVENUE
                               DALLAS, TEXAS 75231
                                 (214) 691-6091




                [A MAP TO THE MEETING LOCATION IS INSERTED HERE]

                                      PROXY
                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                               Dallas, Texas 75231

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Douglas H. Miller, J. Douglas Ramsey and Richard
E. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.02 per share, of EXCO Resources, Inc. held of record by the undersigned on March 15, 1999 at the annual meeting of shareholders to be held on April 20, 1999 or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1. Proposal to elect DOUGLAS H. MILLER, T. W. EUBANK, J. DOUGLAS RAMSEY, JEFFREY D. BENJAMIN, EARL E. ELLIS, JEFF M. MOORE, J. MICHAEL MUCKLEROY, BOONE PICKENS AND STEPHEN F. SMITH as directors until the next annual meeting or until their successors have been duly qualified and elected.

         [ ]  FOR all nominees listed above           [ ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)     to vote for all nominees
                                                      listed above

--------------------------------------------------------------------------------
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE)

2. Proposal to amend the EXCO Resources, Inc. 1998 Stock Option Plan increasing to 1,600,000 the number of shares authorized for grants of stock option awards.

         [ ] FOR                   [ ] AGAINST                   [ ]  ABSTAIN

3.       Proposal to approve the EXCO Resources, Inc. 1998 Director Compensation
         Plan.

         [ ] FOR                   [ ] AGAINST                   [ ]  ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.


                                          ------------------------------------
                                          Signature

Dated: _____________, 1999                ------------------------------------
                                          Signature, if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.